Exhibit 99.1

PRESS RELEASE

1801 Russellville Road Bowling Green, Kentucky 42101 Holley.com

HOLLEY REPORTS SECOND QUARTER 2024 RESULTS;

NET INCOME UP 31% YEAR OVER YEAR

ADJUSTED EBITDA MARGIN UP 50BPS YEAR OVER YEAR

PROGRESS ACROSS ALL KEY GROWTH ELEMENTS OF THE TRANSFORMATION

Delivered second quarter net sales of $169.5 million

Debt and Credit Ratings upgraded by S&P Global Ratings

Exited Covenant Relief Period and continues progress on deleverage with $10MM prepayment

BOWLING GREEN, Ky. – August 7, 2024 – Holley Performance Brands (NYSE: HLLY), a leader in automotive aftermarket performance solutions, today announced financial results for its second quarter ended June 30, 2024.

Second Quarter Highlights vs. Prior Year Period

●	Net Sales decreased 3.3% to $169.5 million compared to $175.3 million last year
●	Net Income was $17.1 million, or $0.14 per diluted share, compared to $13.0 million, or $0.11 per diluted share last year
●	Net Cash Provided by Operating Activities was $25.7 million compared to $30.7 million last year
●	Adjusted Net Income[1] was $12.6 million compared to $16.0 million last year
●	Adjusted EBITDA[1] was $37.4 million compared to $37.9 million last year
●	Free Cash Flow[1] was $24.4 million compared to $29.0 million last year

1See “Use and Reconciliation of Non-GAAP Financial Measures” below.

“In the second quarter, amidst a challenging macroeconomic landscape, we achieved significant strides in the pivotal areas of our transformation, which may not be immediately apparent due to the broader market conditions. Through ongoing improvements in our operations, we met all of our financial priorities related to cash flow, deleveraging, and cost to serve, as well as completed the final pieces of enhancing our organization's capabilities with the addition of a new Senior Vice President of Operations and Supply Chain. We are thrilled to welcome, Alex Buccilli, SVP of Operations and Supply Chain to further strengthen our operational strategies, supporting our vision for sustained growth,” said Matthew Stevenson, President and CEO of Holley.

Stevenson commented, “Our focus on the transformation centered on driving growth through enhancing our digital capabilities and customer experiences, deepening distributor partnerships, product management and innovation, and strategic pricing, is beginning to bear fruit, as evident by the meaningful year-over-year growth in our direct-to-consumer channel as well as the highly successful Memorial Day campaign where we collaborated with our distribution partners to drive their out the door sales. Moreover, we're proud to continue teaming up with the industry distribution partners to drive their out the door sales. Additionally, we take pride in the innovative products we introduced during the second quarter, which span across our remarkable innovative offerings of brands.”

Key Operating Metrics and Strategic Highlights

●	Year-over-Year Order trends improving both on an annual and sequential basis
●	Total net inventory reduced to $173.5 million compared to $217.5 million Q2 of last year; inventory turns improved to 2.2x compared to 1.9x last year
●	S&P Global Ratings (S&P) upgraded Holley’s issuer credit rating to ‘B’ from ‘B-’ and senior secured issue-level rating to ‘B’ from ‘B-’ on June 13, 2024
●	Completed additional $10 million in early debt paydown against the Company’s first lien term loan facility in Q2
●	Holley’s bank-adjusted EBITDA leverage ratio[1] at quarter end of 4.02x was well below the amended covenant ceiling of 5.00x for Q2 of 2024
●	Exited the Covenant Relief period

1See “Use and Reconciliation of Non-GAAP Financial Measures” below.

Jesse Weaver, Holley's CFO, added, "This quarter, we once again met our financial priorities. Our improved leverage ratio, backed by robust profitability, debt reduction, and more consistent free cash flow generation, was recognized by S&P Global Ratings with an upgraded credit and debt rating in June.  I'm incredibly proud of our team and their efforts during this transformation, which has reinvigorated the focus on organic growth and allowed us to effectively make progress on the financial priorities we set out over 18 months ago."

Weaver added, "While we are making significant strides in our transformation, the overall macroeconomic environment remains fraught with uncertainty. Consequently, we believe adopting a conservative stance in our outlook for the latter half of the year is a prudent measure. Nonetheless, we are confident in the trajectory we have set and remain enthusiastic about the company's growth prospects. Our ability to capture market share, even in a softening market, reinforces our optimism for the future."

Outlook

Holley is providing the following outlook for the third quarter and full-year 2024:

Metric	Third Quarter 2024 Outlook	Full Year 2024 Outlook
Net Sales	$133 - $153 million	$605 - $645 million
Adjusted EBITDA*	$20 - $30 million	$117 - $132 million
Capital Expenditures		$6 - $8 million
Depreciation and Amortization Expense		$24 - $26 million
Interest Expense		$50 - $55 million
Bank-adjusted EBITDA Leverage Ratio*		3.75x - 4.25x

*     Holley is not providing reconciliations of forward-looking third quarter 2024 and full year 2024 Adjusted EBITDA outlook and full year 2024 Bank-adjusted EBITDA Leverage Ratio outlook because certain information necessary to calculate the most comparable GAAP measure, net income, is unavailable due to the uncertainty and inherent difficulty of predicting the occurrence and the future financial statement impact of certain items. Therefore, as a result of the uncertainty and variability of the nature and amount of future adjustments, which could be significant, Holley is unable to provide these forward-looking reconciliations without unreasonable effort. Accordingly, Holley is relying on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K to exclude these reconciliations.

Holley notes that its outlook for the third quarter and full-year 2024 may vary due to changes in assumptions or market conditions and other factors described below under “Forward-Looking Statements.”

Conference Call

A conference call and audio webcast has been scheduled for 8:30 a.m. Eastern Time today to discuss these results. Investors, analysts, and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call available on the investor relations portion of the Company’s website at investor.holley.com. For those that cannot join the webcast, you can participate by dialing 877-407-4019 (Toll Free) or 201-689-8337 (Toll) using the access code of 13747636.

For those unable to participate, a telephone replay recording will be available until Wednesday, August 14, 2024. To access the replay, please call 877-660-6853 (Toll Free) or 201-612-7415 (Toll) and enter confirmation code 13747636. A web-based archive of the conference call will also be available on the Company’s website.

Additional Financial Information

The Investor Relations page of Holley’s website, investor.holley.com contains a significant amount of financial information about Holley, including our earnings presentation, which can be found under Events & Presentations. Holley encourages investors to visit this website regularly, as information is updated, and new information is posted.

About Holley Inc.

Holley Performance Brands (NYSE: HLLY) is a leading designer, marketer, and manufacturer of high-performance products for car and truck enthusiasts. Holley offers a leading portfolio of iconic brands that deliver innovation and inspiration to a large and diverse community of millions of avid automotive enthusiasts who are passionate about the performance and personalization of their classic and modern cars. Holley has disrupted the performance category by putting the enthusiast consumer first, developing innovative new products, and building a robust M&A process that has added meaningful scale and diversity to its platform. For more information on Holley, visit https://www.holley.com.

Forward-Looking Statements

Certain statements in this press release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Holley’s future financial or operating performance. For example, projections of future revenue and adjusted EBITDA and other metrics, along with statements regarding the impact of organizational changes, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “or” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Holley and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: 1) the ability of Holley to grow and manage growth profitably which may be affected by, among other things, competition; to maintain relationships with customers and suppliers; and to retain its management and key employees; 2) Holley’s ability to compete effectively in our market; 3) Holley’s ability to successfully design, develop, and market new products; 4) Holley’s ability to respond to changes in vehicle ownership and type; 5) Holley’s ability to maintain and strengthen demand for our products; 6) Holley’s ability to effectively manage our growth; 7) Holley’s ability to attract new customers in a cost-effective manner; 8) Holley’s ability to expand into additional consumer markets; 9) costs related to Holley being a public company; 10) disruptions to Holley’s operations, including as a result of cybersecurity incidents; 11) changes in applicable laws or regulations; 12) the outcome of any legal proceedings that have been or may be instituted against Holley; 13) general economic and political conditions, including the current macroeconomic environment, political tensions, and war (including the conflict in Ukraine, the conflict in the Middle East, and the possible expansion of such conflicts and potential geopolitical consequences); 14) the possibility that Holley may be adversely affected by other economic, business, and/or competitive factors, including recent events affecting the financial services industry (such as the closures of certain regional banks); 15) Holley’s estimates and expectations of its financial performance and future growth prospects; 16) Holley’s ability to anticipate and manage through disruptions and higher costs in manufacturing, supply chain, logistical operations, and shortages of certain company products in distribution channels; and 17) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Annual Report on Form 10-K for the year ended December 31, 2023 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 14, 2024, and/or disclosed in any subsequent filings with the SEC. Although Holley believes the expectations reflected in the forward-looking statements are reasonable, nothing in this press release should be regarded as a representation by any person that the forward-looking statements or projections set forth herein will be achieved or that any of the contemplated results of such forward looking statements or projections will be achieved. There may be additional risks that Holley presently does not know or that Holley currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Holley undertakes no duty to update these forward-looking statements, except as otherwise required by law.

Investor Relations:

Anthony Rozmus / Neel Sikka

Solebury Strategic Communications

203-428-3324

holley@soleburystrat.com

Media Relations Contacts:
Jordan Moore, jmoore@tinymightyco.com / Rachel Withers, rwithers@tinymightyco.com

Tiny Mighty Communications

615-454-2913

[Financial Tables to Follow]

HOLLEY INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands)
(Unaudited)

	For the thirteen weeks ended				For the twenty-six weeks ended
	June 30,	July 2,	Variance	Variance	June 30,	July 2,	Variance	Variance
	2024	2023	($)	(%)	2024	2023	($)	(%)
Net Sales	$169,496	$175,262	$(5,766)	-3.3%	$328,132	$347,467	$(19,335)	-5.6%
Cost of Goods Sold	99,203	105,514	(6,311)	-6.0%	205,780	210,006	(4,226)	-2.0%
Gross Profit	70,293	69,748	545	0.8%	122,352	137,461	(15,109)	-11.0%
Selling, General, and Administrative	34,570	29,101	5,469	18.8%	67,566	59,118	8,448	14.3%
Research and Development Costs	4,311	6,182	(1,871)	-30.3%	9,123	12,835	(3,712)	-28.9%
Amortization of Intangible Assets	3,435	3,674	(239)	-6.5%	6,871	7,353	(482)	-6.6%
Restructuring Costs	(3)	352	(355)	nm	612	1,691	(1,079)	-63.8%
Other Operating Expense (Income)	102	485	(383)	-79%	94	536	(442)	-82.5%
Operating Expense	42,415	39,794	2,621	6.6%	84,266	81,533	2,733	3.4%
Operating Income	27,878	29,954	(2,076)	-6.9%	38,086	55,928	(17,842)	-31.9%
Change in Fair Value of Warrant Liability	(3,402)	2,017	(5,419)	nm	(6,529)	3,452	(9,981)	nm
Change in Fair Value of Earn-Out Liability	(1,058)	961	(2,019)	nm	(1,707)	1,389	(3,096)	nm
Loss on Early Extinguishment of Debt	—	—	-	nm	141	—	141	nm
Interest Expense, Net	13,178	9,899	3,279	33.1%	24,182	28,197	(4,015)	-14.2%
Non-Operating Expense	8,718	12,877	(4,159)	-32.3%	16,087	33,038	(16,951)	nm
Income Before Income Taxes	19,160	17,077	2,083	12.2%	21,999	22,890	(891)	-3.9%
Income Tax Expense (Benefit)	2,055	4,098	(2,043)	nm	1,164	5,664	(4,500)	-79.4%
Net Income	$17,105	$12,979	$4,126	31.8%	$20,835	$17,226	$3,609	21.0%
Comprehensive Income:
Foreign Currency Translation Adjustment	44	272	(228)	-83.8%	(142)	73	(215)	nm
Total Comprehensive Income	$17,149	$13,251	$3,898	29.4%	$20,693	$17,299	$3,394	19.6%
Common Share Data:
Basic Net Income per Share	$0.14	$0.11	$0.03	27.3%	$0.18	$0.15	$0.03	20.0%
Diluted Net Income per Share	$0.14	$0.11	$0.03	27.3%	$0.17	$0.15	$0.02	13.3%
Weighted Average Common Shares Outstanding - Basic	118,470	117,221	1,249	1.1%	118,171	117,187	984	0.8%
Weighted Average Common Shares Outstanding - Diluted	119,261	117,869	1,392	1.2%	119,383	117,557	1,826	1.6%
nm - not meaningful

HOLLEY INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands)
(Unaudited)

	As of
	June 30,	December 31,
	2024	2023
Assets
Cash and cash equivalents	$53,080	$41,081
Accounts receivable	56,061	48,360
Inventory	173,518	192,260
Prepaids and other current assets	16,348	15,665
Assets held for sale	2,096	-
Total Current Assets	301,103	297,366
Property, Plant and Equipment, Net	43,491	47,206
Goodwill	419,056	419,056
Other Intangibles, Net	403,483	410,465
Other Noncurrent Assets	30,958	29,250
Total Assets	$1,198,091	$1,203,343

Liabilities and Stockholders’ Equity
Accounts payable	$58,595	$43,692
Accrued interest	359	455
Accrued liabilities	41,130	42,129
Current portion of long-term debt	7,437	7,461
Total Current Liabilities	107,521	93,737
Long-Term Debt, Net of Current Portion	548,698	576,710
Deferred Taxes	48,642	53,542
Other Noncurrent Liabilities	30,061	38,203
Total Liabilities	734,922	762,192

Common Stock	12	12
Additional Paid-In Capital	375,194	373,869
Accumulated Other Comprehensive Loss	(852)	(710)
Retained Earnings	88,815	67,980
Total Stockholders’ Equity	463,169	441,151
Total Liabilities and Stockholders’ Equity	$1,198,091	$1,203,343

HOLLEY INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	For the thirteen weeks ended		For the twenty-six weeks ended
	June 30,	July 2,	June 30,	July 2,
	2024	2023	2024	2023
Operating Activities
Net Income	$17,105	$12,979	$20,835	$17,226
Adjustments to Reconcile to Net Cash	3,621	109	14,592	13,983
Changes in Operating Assets and Liabilities	4,952	17,656	9,094	3,174
Net Cash Provided by Operating Activities	25,678	30,744	44,521	34,383

Investing Activities
Capital Expenditures, Net of Dispositions	(1,325)	(1,699)	(2,416)	(2,382)
Net Cash Provided by (Used in) Investing Activities	(1,325)	(1,699)	(2,416)	(2,382)

Financing Activities
Net Change in Debt	(11,857)	(6,788)	(28,605)	(14,072)
Deferred financing fees	—	(310)	—	(1,427)
Payments from Stock-Based Award Activities	(516)	(39)	(1,437)	(73)
Net Cash Provided by (Used in) Financing Activities	(12,373)	(7,137)	(30,042)	(15,572)

Effect of Foreign Currency Rate Fluctuations on Cash	(27)	16	(64)	161

Net Change in Cash and Cash Equivalents	11,953	21,924	11,999	16,590

Cash and Cash Equivalents
Beginning of Period	41,127	20,816	41,081	26,150
End of Period	$53,080	$42,740	$53,080	$42,740

We present certain information with respect to EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Bank-adjusted EBITDA Leverage Ratio, Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow as supplemental measures of our operating performance and believe that such non-GAAP financial measures are useful to investors in evaluating our financial performance and in comparing our financial results between periods because they exclude the impact of certain items that we do not consider indicative of our ongoing operating performance. We believe that the presentation of these non-GAAP financial measures enhances the usefulness of our financial information by presenting measures that management uses internally to establish forecasts, budgets, and operational goals to manage and monitor our business. We believe that these non-GAAP financial measures help to depict a more realistic representation of the performance of our underlying business, enabling us to evaluate and plan more effectively for the future.

EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Bank-adjusted EBITDA Leverage Ratio, Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow are not prepared in accordance with generally accepted accounting principles (“GAAP”) and may be different from non-GAAP and other financial measures used by other companies. These measures should not be considered as measures of financial performance under GAAP, and the items excluded from or included in these metrics are significant components in understanding and assessing our financial performance. These metrics should not be considered as alternatives to net income, gross profit, net cash provided by operating activities, or any other performance measures, as applicable, derived in accordance with GAAP.

We define EBITDA as earnings before depreciation, amortization of intangible assets, interest expense, and income tax expense. We define Adjusted EBITDA as EBITDA adjusted to exclude, to the extent applicable, restructuring costs, which includes operational restructuring and integration activities, termination related benefits, facilities relocation, and executive transition costs; changes in the fair value of the warrant liability; changes in the fair value of the earn-out liability; equity-based compensation expense; inventory charges primarily due to product rationalization initiatives that are part of a portfolio transformation aimed at eliminating unprofitable or slow-moving SKUs; gain or loss on the early extinguishment of debt; notable items that we do not believe are reflective of our underlying operating performance, including litigation settlements and certain costs incurred for advisory services related to identifying performance initiatives; and other expenses or gains, which includes gains or losses from disposal of fixed assets, franchise taxes, and gains or losses from foreign currency transactions. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by net sales.

HOLLEY INC. and SUBSIDIARIES
USE AND RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands)
(Unaudited)

	For the thirteen weeks ended		For the twenty-six weeks ended
	June 30,	July 2,	June 30,	July 2,
	2024	2023	2024	2023
Net Income	$17,105	$12,979	$20,835	$17,226
Adjustments:
Interest Expense, Net	13,178	9,899	24,182	28,197
Income Tax Expense	2,055	4,098	1,164	5,664
Depreciation	2,669	2,468	5,133	4,953
Amortization	3,435	3,674	6,871	7,353
EBITDA	38,442	33,118	58,185	63,393
Restructuring Costs	(3)	352	612	1,691
Change in Fair Value of Warrant Liability	(3,402)	2,017	(6,529)	3,452
Change in Fair Value of Earn-Out Liability	(1,058)	961	(1,707)	1,389
Equity-Based Compensation Expense	1,621	1,806	2,762	2,200
Inventory Charges (Gains)	(878)	(800)	8,835	(800)
Loss on Early Extinguishment of Debt	—	—	141	—
Notable Items	2,594	(16)	5,694	8
Other Expense	102	485	94	536
Adjusted EBITDA	$37,418	$37,923	$68,087	$71,869
Net Sales	$169,496	$175,262	$328,132	$347,467
Net Income Margin	10.1%	7.4%	6.3%	5.0%
Adjusted EBITDA Margin	22.1%	21.6%	20.7%	20.7%

We define the Bank-adjusted EBITDA Leverage Ratio as Net Debt divided by our Bank-adjusted EBITDA for the trailing twelve-month ("TTM") period, as defined under our Credit Agreement entered into in November 2021, as amended, which is used in calculating covenant compliance.

TTM June 30, 2024
Net Income	$22,789
Adjustments:
Interest Expense, Net	56,731
Income Tax Expense	3,899
Depreciation	10,488
Amortization	14,075
EBITDA	107,982
Restructuring Costs	1,562
Change in Fair Value of Warrant Liability	(5,870)
Change in Fair Value of Earn-Out Liability	(793)
Equity-Based Compensation Expense	7,853
Inventory Charges	8,835
Gain on Early Extinguishment of Debt	(560)
Notable Items	6,971
Other Expense	323
Adjusted EBITDA	126,303
Additional Permitted Charges	1,903
Adjusted EBITDA per Credit Agreement	$128,206
Total Debt	$565,317
Less: Permitted Cash and Cash Equivalents	50,000
Net Indebtedness per Credit Agreement	$515,317
Bank-adjusted EBITDA Leverage Ratio	4.02 x

We define adjusted gross profit as gross profit excluding inventory charges primarily due to product rationalization initiatives that are part of a portfolio transformation aimed at eliminating unprofitable or slow-moving SKUs. We define Adjusted Gross Margin as Adjusted Gross Profit divided by net sales.

	For the thirteen weeks ended		For the twenty-six weeks ended
	June 30,	July 2,	June 30,	July 2,
	2024	2023	2024	2023
Gross Profit	$70,293	$69,748	$122,352	$137,461
Adjust for: Inventory Charges (Gains)	(878)	(800)	8,835	(800)
Adjusted Gross Profit	$69,415	$68,948	$131,187	$136,661
Net Sales	$169,496	$175,262	$328,132	$347,467
Gross Margin	41.5%	39.8%	37.3%	39.6%
Adjusted Gross Margin	41.0%	39.3%	40.0%	39.3%

We define Adjusted Net Income as earnings excluding the after-tax effect of changes in the fair value of the warrant liability, changes in the fair value of the earn-out liability, and gain or loss on the early extinguishment of debt. We define Adjusted Diluted EPS as Adjusted Net Income on a per share basis. Management uses these measures to focus on on-going operations and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present consolidated operating results. We believe that using this information, along with net income and net income per diluted share, provides for a more complete analysis of the results of operations.

	For the thirteen weeks ended		For the twenty-six weeks ended
	June 30,	July 2,	June 30,	July 2,
	2024	2023	2024	2023
Net Income	$17,105	$12,979	$20,835	$17,226
Special items:
Adjust for: Change in Fair Value of Warrant Liability	(3,402)	2,017	(6,529)	3,452
Adjust for: Change in Fair Value of Earn-Out Liability	(1,058)	961	(1,707)	1,389
Adjust for: Loss on Early Extinguishment of Debt	—	—	111	—
Adjusted Net Income	$12,645	$15,957	$12,710	$22,067

	For the thirteen weeks ended		For the twenty-six weeks ended
	June 30,	July 2,	June 30,	July 2,
	2024	2023	2024	2023
Net Income per Diluted Share	$0.14	$0.11	$0.17	$0.15
Special items:
Adjust for: Change in Fair Value of Warrant Liability	(0.03)	0.02	(0.05)	0.03
Adjust for: Change in Fair Value of Earn-Out Liability	(0.01)	0.01	(0.01)	0.01
Adjust for: Loss on Early Extinguishment of Debt	—	—	—	—
Adjusted Diluted EPS	$0.10	$0.14	$0.11	$0.19

We define Free Cash Flow as net cash provided by operating activities minus cash payments for capital expenditures, net of dispositions. Management believes providing Free Cash Flow is useful for investors to understand our performance and results of cash generation after making capital investments required to support ongoing business operations.

	For the thirteen weeks ended		For the twenty-six weeks ended
	June 30,	July 2,	June 30,	July 2,
	2024	2023	2024	2023
Net Cash Provided by Operating Activities	$25,678	$30,744	$44,521	$34,383
Capital Expenditures, Net of Dispositions	(1,325)	(1,699)	(2,416)	(2,382)
Free Cash Flow	$24,353	$29,045	$42,105	$32,001